Execution Copy

SIXTH AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT, dated as of January 8, 2009 (the “Amendment”), by and between ISI Security Group, Inc., a Delaware corporation formerly known as ISI Detention Contracting Group, Inc. and d/b/a “Argyle Security USA” (successor-by-merger to ISI Security Group, Inc., an unrelated entity) (the “Company”), and William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership (the “Purchaser”), and Com-Tec Security, LLC, a Wisconsin limited liability company, and Com-Tec California Limited Partnership, a Wisconsin limited partnership, solely for purposes of becoming a “Guarantor” under the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company, the Purchaser and the Guarantors (as such term is defined in the Purchase Agreement (as defined below)) (such Guarantors are parties to the Purchase Agreement solely for the purposes of Section 8 thereof) previously entered into that certain Note and Warrant Purchase Agreement, dated as of October 22, 2004, as amended by that certain (a) Omnibus First Amendment to Note and Warrant Purchase Agreement and Warrant dated as of November 1, 2005, (b) Omnibus Second Amendment to Note and Warrant Purchase Agreement and Warrant, dated as of July 31, 2007, (c) Third Amendment to Note and Warrant Purchase Agreement, dated as of January 2, 2008, (d) Fourth Amendment to Note and Warrant Purchase Agreement, dated as of June 25, 2008, and (e) Fifth Amendment to Note and Warrant Purchase Agreement, dated as of November 13, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) (capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement); and

WHEREAS, the Company has requested and the Purchaser has agreed to the amendments to the Purchase Agreement more fully set forth herein;

WHEREAS, this Amendment shall constitute a Transaction Document, and these Recitals shall be construed as part of this Amendment; and

WHEREAS, such amendments shall be of benefit, either directly or indirectly, to the Company.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to Purchase Agreement.  Upon and after the Sixth Amendment Effective Date (as defined below):

(a)            Section 1.1 of the Purchase Agreement is hereby amended by adding the following new definitions of the “Sixth Amendment Effective Date” and “Total Debt” in its proper alphabetical order to read as follows:

““Sixth Amendment Closing Date” shall mean January 8, 2009.

“Total Debt” shall mean all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, excluding (a) Contingent Obligations (except to the extent constituting Contingent Obligations in respect of the Indebtedness of a Person other than the Company or any Subsidiary), (b) Hedging Obligations (as defined in the Loan and Security Agreement), (c) Indebtedness of the Company to Subsidiaries and Indebtedness of Subsidiaries to the Company or to other Subsidiaries, and (d) contingent obligations in respect to undrawn Letters of Credit (as defined in the Loan and Security Agreement).”

(b)           Section 1.1 of the Purchase Agreement is hereby amended by amending and restating the following definitions in their entirety:

““Interest Expense” shall mean, for any period, the sum of:  (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements (as defined in the Loan and Security Agreement).

“Note” means that certain Third Amended and Restated Senior Subordinated Promissory Note dated January 8, 2009, in the aggregate original principal amount of Five Million Nine Hundred Fifty-One Thousand Six Hundred Nine and 00/100 Dollars ($5,951,609), made payable by the Company in favor of the Purchaser, in substantially the form as set forth in Exhibit A attached hereto, with appropriate insertions, as may be amended, restated, substituted, replaced  or otherwise modified from time to time.

“Note A” means that certain Third Amended and Restated Senior Subordinated Promissory Note dated January 8, 2009, in the aggregate original principal amount of Five Million and 00/100 Dollars ($5,000,000), made payable by the Company in favor of the Purchaser, in substantially the form as set forth in Exhibit A-1 attached hereto, with appropriate insertions, as may be amended, restated, substituted, replaced or otherwise modified from time to time.”

(c)           Section 1.1 of the Purchase Agreement is hereby amended by deleting the definitions of “Fixed Charge Coverage Ratio” and “Fixed Charges” in their entirety.

(d)           Section 4.7(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)
Maximum Capital Expenditures.  For the fiscal quarters ending March 31, 2009, June 30, 2009 and September 30, 2009, the Company and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures in excess of $330,000 per fiscal quarter.

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(e)           Section 4.7(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  Minimum Fixed Charge Coverage.

(i)
While a payment blockage period is not in effect under the Senior Subordination Agreement or any other subordination agreement, as of the end of each of its fiscal quarters, the Company and its Subsidiaries shall maintain, on a consolidated basis, a ratio (the “Fixed Charge Coverage Ratio”) of (A) for the applicable reporting period EBITDA minus the sum of all income taxes paid in cash by the Company and its Subsidiaries and all Capital Expenditures which are not financed with Funded Debt, to (B) the sum for such reporting period of (1) cash Interest Expense paid plus (2) required payments of principal of Total Debt (including the Facility C Loans (as defined in the Loan and Security Agreement), but excluding the Facility A Loans and Facility B Loans (each as defined in the Loan and Security Agreement)), of not less than 1.10 to 1.00.  For the calendar year of 2008, the Fixed Charge Coverage Ratio shall be based upon cumulative 2008 reporting until December 31, 2008, and thereafter it shall be measured on a trailing twelve (12) month basis; provided, however, that in the event the Fixed Charge Coverage Ratio for the applicable reporting period is at or between .90 to 1.00 and 1.09 to 1.00, the Company shall have the option (the “Coverage Option”), exercisable one (1) time during the term of this Agreement, to accrue the Current Interest and default interest due and payable under the Note (but not under Note A or any other note) “in kind” for two (2) successive quarterly periods prior to any Event of Default being declared by the Purchaser hereunder.

(ii)
While a payment blockage period is in effect under the Senior Subordination Agreement or any other subordination agreement, as of the end of each of its fiscal quarters, the Company and its Subsidiaries shall maintain a ratio of (A) for the applicable reporting period EBITDA minus the sum of all income taxes paid in cash by the Company and its Subsidiaries and all Capital Expenditures which are not financed with Funded Debt, to (B) the sum for such reporting period of (1) cash Interest Expense paid plus (2) required payments of principal of Total Debt (including the Facility C Loans (as defined in the Loan and Security Agreement), but excluding the Facility A Loans and Facility B Loans (each as defined in the Loan and Security Agreement)), provided, however, that cash Interest Expense and principal paid by Parent on behalf of the Company on Senior Debt (limited to a $500,000.00 deduction for the period ending December 31, 2008 and an additional $500,000.00 deduction for the period ending March 31, 2009) and Subordinated Debt shall be deducted from the sum of cash Interest Expense and principal payments on Total Debt, of not less than 1.10 to 1.00. For the calendar year of 2008, the Fixed Charge Coverage Ratio shall be based upon cumulative 2008 reporting until December 31, 2008, and thereafter it shall be measured on a trailing twelve (12) month basis.”

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(f)            Section 4.7(c) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(c)(i)
Senior Debt to EBITDA.  As of the end of each of its fiscal quarters, the Company and its Subsidiaries shall maintain a ratio of consolidated Senior Debt to consolidated trailing twelve (12) month EBITDA of not greater than

(a)           2.20 to 1.00 for the fiscal quarter ending December 31, 2008,
(b)           2.50 to 1.00 for the fiscal quarters ending March 31, 2009 and June 30, 2009, and
(c)           2.20 to 1.00 for the fiscal quarter ending September 30, 2009 and the fiscal quarters ending thereafter.

(ii)
Total Debt to EBITDA.  As of the end of each of its fiscal quarters, the Company and its Subsidiaries shall maintain a ratio of consolidated Total Debt plus an amount equal to undrawn Letters of Credit (as defined in the Loan and Security Agreement) under the Facility A Loan Commitment (as defined in the Loan and Security Agreement) and any undrawn Letters of Credit under the Facility B Loan Commitment (as defined in the Loan and Security Agreement) to consolidated trailing twelve (12) month EBITDA of not greater than

(a)           4.40 to 1.00 for the fiscal quarters ending September 30, 2008 through the fiscal quarter ending December 31, 2008,
(b)           5.94 to 1.00 for fiscal quarters ending March 31, 2009,
(c)           5.78 to 1.00for fiscal quarters ending June 30, 2009,
(d)           4.40 to 1.00 for the fiscal quarter ending September 30, 2009, and
(e)           3.85 to 1.00 the fiscal quarters ending thereafter.”

; provided, however, that in the event the Company has not exercised the Coverage Option, the Company shall have the option, exercisable one (1) time during the term of this Agreement, to accrue the Current Interest and default interest due and payable under the Note (but not under Note A or any other note) “in kind” for two (2) successive quarterly periods prior to any Event of Default being declared by the Purchaser hereunder.

2.             Additional Provisions.

(a)           On or before January 8, 2009, Argyle Security, Inc. shall contribute to the Company no less than $3,000,000.00 of capital.  The capital contribution shall be in a form acceptable to the Purchaser.  The Company shall pay down from the proceeds of the capital contribution (a) the outstanding balance of the Facility C Loan (as defined in the Loan and Security Agreement) under the Loan and Security Agreement by $2,500,000.00, and (b) the outstanding balance of the Facility A Loan (as defined in the Loan and Security Agreement) under the Loan and Security Agreement by $500,000.00.  The Company shall not be required to make the $500,000.00 Facility C Loan (as defined in the Loan and Security Agreement) installment payment that is due on March 31, 2009 as required by Section 2.3(c) of the Loan and Security Agreement.  Facility C Loan (as defined in the Loan and Security Agreement) installment payments required pursuant to Section 2.3(c) of the Loan and Security Agreement shall resume with the installment payment due June 30, 2009.

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(b)           The Company acknowledges that payment blockage period notices under certain subordination agreements in connection with certain subordinated notes have been sent by the Senior Lender to certain subordinated debt holders listed on the Indebtedness Schedule of the Purchase Agreement.  The Company represents and warrants that it will not make principal and interest payments on such subordinated Indebtedness until the Company complies with the financial covenants set forth in Sections 4.7 of the Purchase Agreement (before giving effect to this Amendment) that are calculated in accordance with Section 4.7 of the Purchase Agreement.

(c)           Pursuant to the provisions and in satisfaction of the terms set forth in the Waiver dated December 24, 2008 (the “Waiver”), the Company hereby withdraws its Option Election (as defined in the Waiver).  By signing below, the Purchaser acknowledges that the provisions of the Waiver are satisfied and that the Option Election is no longer in effect and shall, in the future, be available to the Company pursuant to the terms and conditions of this Amendment and the Purchaser waives compliance with the financial covenants set forth in Sections 4.7(c) of the Purchase Agreement for the period ending on each of September 30, 2008 and December 31, 2008. This waiver is effective only for the specific instances provided for under this Amendment.

3.            Joinder of Guarantors.  Each of Com-Tec Security, LLC, a Wisconsin limited liability company, and Com-Tec California Limited Partnership, a Wisconsin limited partnership, hereby agrees to become a party to the Purchase Agreement and agrees to be bound by all of the terms, conditions, obligations and covenants contained therein that apply to “Guarantors” thereunder, including, without limitation, the provisions of Section 8 of the Purchase Agreement.

4.            Representations and Warranties.  In order to induce the Purchaser to agree to the amendments to the Purchase Agreement described in Section 1 of this Amendment, the Company makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:

(a)           No Event of Default has occurred and is continuing and no Event of Default will exist immediately after giving effect to the amendments contained herein;

(b)           Each of the representations and warranties set forth in Section 5 of the Purchase Agreement are true and correct as though such representations and warranties were made at and as of the Amendment Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period.  Each of the representations and warranties made under the Purchase Agreement shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment;

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(c)           The Company is a duly organized, validly existing Delaware corporation and has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(d)           No consent of any other Person or filing or action by any governmental authorities, is required to authorize the execution, delivery and performance of this Amendment;

(e)           This Amendment has been duly executed by a duly authorized signatory on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principals of equity; and

(f)           The execution and delivery and performance of the agreements in this Amendment will not violate any law, statute or regulation applicable to the Company or any order or decree of any governmental authorities, or conflict with or result in the breach or any contractual obligation of the Company.

5.             Conditions Precedent to Effectiveness of the Amendment.  The amendments described in Section 1 above are subject to the satisfaction of (or waiver by the Purchaser in its sole discretion) the following conditions precedent:

(a)           The Company shall have entered into an amendment to the Loan and Security Agreement on terms satisfactory to the Purchaser;

(b)           The Company shall have executed and delivered to the Purchaser this Amendment;

(c)           The Company shall have executed and delivered to the Purchaser a Third Amended and Restated Senior Subordinated Promissory Note and an Amended and Restated Senior Subordinated Promissory Note, in the forms of the attached Exhibit A and Exhibit A-1, respectively;

(d)           The Guarantors shall have executed and delivered to the Purchaser a Reaffirmation of Guaranty Agreement in the form attached to this Amendment; and

(e)           The Company shall have executed and delivered such other documents and instruments that the Purchaser may reasonably request to effect the purposes of this Amendment.

6.             Effectiveness.  The amendments to the Purchase Agreement contained in Section 1 of this Amendment shall become effective as of the Sixth Amendment Effective Date (as defined in the Purchase Agreement) after the Purchaser shall have received this Amendment, executed and delivered by the Company and the Purchaser and all of the conditions precedent have been satisfied.

7.             Expenses.  The Company agrees to pay on demand all reasonable costs and expenses, including filing and recording fees, incurred by the Purchaser in connection with the preparation, execution and delivery of this Amendment, and any other documents or instruments which may be delivered in connection herewith, including without limitation, the reasonable fees and expenses of Vedder Price P.C., counsel for the Purchaser.

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8.             Counterparts.  This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.  Faxed or emailed signatures of this Agreement shall be binding on the parties.  Each party shall promptly send to the other party signed originals of faxed or emailed signatures to this Agreement.

9.             Ratification.  The Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.  Except as amended hereby, all terms and conditions of the Purchase Agreement remain the same.

10.           Release.  In consideration of the amendments provided herein, the Company releases and discharges the Purchaser, and its directors, officers, employees, agents, successors and assigns from all claims and causes of action of any nature whatsoever, which the Company, its successors and assigns ever had or have as of the date hereof against the Purchaser that arise, directly or indirectly, out of or are related to the Purchase Agreement.  The Company acknowledges that the Obligations arising under the Purchase Agreement are not subject to any such counterclaim, offset, defense or rights of recoupment against the Purchaser.

11.            Governing Law.  The rights and duties of the Company and the Purchaser under this Amendment shall be governed by the law of the State of Illinois.

12.           Reference to Purchase Agreement.  From and after the Amendment Effective Date, each reference in the Purchase Agreement to “this Purchase Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Purchase Agreement as modified and amended by this Amendment.

[The remainder of this page is left blank intentionally.]

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Signature Page to Sixth Amendment to Note and Warrant Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized officers as of the date first written above.

COMPANY:		PURCHASER:

ISI SECURITY GROUP, INC., a Delaware corporation formerly known as ISI Detention Contracting Group, Inc. and d/b/a “Argyle Security USA”		WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.

		By:	William Blair Mezzanine Capital Partners III, L.L.C.,
By:	/s/ Sam Youngblood		its General Partner
Name:	Sam Youngblood
Title:	President
		By:	/s/ Terrance M. Shipp
		Name:	Terrance M. Shipp
		Title:	Managing Director

GUARANTORS:

COM-TEC SECURITY, LLC, a Wisconsin limited liability company

By: Metroplex Control Systems, Inc., its General Partner

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

COM-TEC CALIFORNIA LIMITED PARTNERSHIP, a Wisconsin limited partnership

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

REAFFIRMATION OF GUARANTY AGREEMENT

The undersigned (a) acknowledges receipt of a copy of the Sixth Amendment to Note and Warrant Purchase Agreement, dated January 8, 2009, by and between ISI Security Group, Inc. and William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, (b) consents to such amendments and all prior amendments and each of the transactions referenced therein, and (c) hereby reaffirms its obligations as a Guarantor under the Purchase Agreement in favor of William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership.

Dated as of January 8, 2009

DETENTION CONTRACTING GROUP, LTD., a Texas limited partnership

By:	ISI DETENTION CONTRACTING GROUP, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

ISI DETENTION CONTRACTING GROUP, INC., a Texas corporation

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

ISI DETENTION CONTRACTING GROUP, INC., a California corporation

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

Signature Page to Reaffirmation of Guaranty Agreement

ISI DETENTION CONTRACTING GROUP, INC., a New Mexico corporation

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

ISI DETENTION SYSTEMS, INC., a Texas corporation

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

ISI DETENTION SYSTEMS, LTD., a Texas limited partnership

By:	ISI DETENTION SYSTEMS, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

METROPLEX CONTROL SYSTEMS, INC., a Texas corporation, (f/k/a ISI Metroplex Controls, Inc.)

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

ISI CONTROLS, LTD., a Texas limited partnership

By:	METROPLEX CONTROL SYSTEMS, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

Signature Page to Reaffirmation of Guaranty Agreement
METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., a Texas corporation

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

MCFSA, LTD., a Texas limited partnership

By:	METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

ARGYLE SECURITY, INC., a Delaware corporation

By:	/s/ Donald F. Neville
Name:	Donald F. Neville
Title:	Chief Financial Officer

EXHIBIT A

Third Amended and Restated Senior Subordinated Promissory Note

A-1

EXHIBIT A-1

Amended and Restated Senior Subordinated Promissory Note

A1-1